Exhibit 99.1



[GRAPHIC OMITTED]

MOBIUS                                                  Financial News Release


                                       Contact:  Mobius Management Systems, Inc.
                                                 Ray Kunzmann
                                                 914-921-7446
                                                 rkunzman@mobius.com

                                                 Investor Relations
                                                 Makovsky + Company
                                                 Gene Marbach
                                                 212-508-9645
                                                 gmarbach@makovsky.com

                                                 Media Relations
                                                 Dukas Public Relations Inc.
                                                 Richard Dukas
                                                 212-704-7385
                                                 richard@dukaspr.com


For Immediate Release

                 MOBIUS MANAGEMENT SYSTEMS, INC. REPORTS RESULTS
                          FOR FISCAL FIRST QUARTER 2006

     Revenues increase 25% to $21.4 million over last year's first quarter;
                        EPS of $0.02 for current quarter

Rye, NY, October 26, 2005 - Mobius Management Systems, Inc. (Nasdaq: MOBI), a leading provider of software for total content management (TCM), today announced results for its fiscal first quarter 2006.

Total consolidated revenues for the fiscal first quarter ended September 30, 2005 increased 25.1% to $21.4 million, compared with $17.1 million for the same period last year. Software license revenues for the fiscal first quarter of 2006 were $9.0 million, an increase of 45.0% over last year's first quarter of $6.2 million. Maintenance revenues were $10.7 million in the fiscal first quarter of this year, compared with $10.0 million in the fiscal first quarter of the prior year. Net income for the fiscal first quarter of 2006 was $315,000, or $0.02 per diluted share, as compared with a net loss of $1.3 million, or $0.07 per share, in last year's first quarter.

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These results were at the high end of the Company's previously issued guidance of revenues between $20.0 million and $21.5 million, and surpassed the earnings per share guidance of between breakeven and a loss of $(0.05) per diluted share, which accompanied the issuance of the Company's financial results for the fiscal fourth quarter ended June 30, 2005.

The Company's earnings in the first fiscal quarter of 2006 have been reduced by a pre-tax expense of approximately $225,000, or $0.01 per share, related to stock-based compensation recorded pursuant to the provisions of the Financial Accounting Standards Board's Statement No. 123 (revised 2004), "Share-Based Payment" (FAS 123R). Mobius adopted FAS 123R as of July 1, 2005.

As of September 30, 2005, cash totaled $33.8 million, compared with $33.7 million at June 30, 2005. As of September 30, 2005, total software license installments receivable amounted to $29.9 million, as compared with the June 30, 2005 balance of $30.9 million. The Company had no bank debt outstanding at September 30, 2005.

Commenting on the results, Mitch Gross, President and CEO of Mobius, said, "Our new fiscal year is off to a strong start with total revenues 25% higher than the prior year and license revenue up 45%. In addition, we reported our second consecutive profitable quarter. As I have discussed over the last several quarters, we took steps in the second half of fiscal 2005 to improve our execution, particularly in the areas of sales and marketing. While the impact of these moves, which included changes in key management positions, will still take some time to be fully realized, it is clear that we are making significant progress."

Mitch Gross continued, "Mobius remains well positioned to meet the growing demand for content management solutions as companies intensify their search for ways to integrate content across various applications and to comply with government regulations such as Sarbanes-Oxley. In addition to improving our execution efforts, we intend to enhance our position as a market leader through the planned introduction of new products including:

      o The release of our next-generation content integration solution, ViewDirect Total Content Integrator (TCI);

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      o     The introduction of new enterprise records and email management capabilities available in our class-leading ViewDirect product; and

      o The market launch of a new application based on our ViewDirect-ABS product.

ViewDirect Total Content Integrator serves as a highly flexible content bus that enables any application to seamlessly and reliably access information stored in any repository across the enterprise. Our new records and email management extensions of ViewDirect allow organizations to minimize the costs and risks of non-compliance, to avoid litigation, and to greatly enhance the responsiveness of customer service operations. Lastly, based on our ViewDirect-ABS product, our Spreadsheet Compliance application enhances the integrity, reliability and control of data stored in spreadsheets. This will reduce the risks and costs of relying on spreadsheets in the financial reporting process. We believe that these new and enhanced products represent great potential that we will begin realizing in early calendar 2006."

Guidance
--------

In conclusion, Mr. Gross noted, "I feel good about the recent efforts of our entire workforce, the value added by our new senior management members and our product offering. We are currently forecasting revenue in our fiscal second quarter ending December 31, 2005 to be between $20.5 million and $21.5 million, which would result in earnings per share of between a loss of $(0.01) and a profit of $0.01 per diluted share.

Recent Highlights
-----------------

Farmers Insurance Group Implements Mobius ViewDirect TCM for Enterprise Content Management Initiative: Mobius announced on Aug. 22, 2005 that Los Angeles-based Farmers Insurance Group (R), the nation's third-largest provider of personal lines property and casualty insurance, has implemented ViewDirect TCM as a strategic solution for delivering diverse information to employees and independent Farmers (R) agents nationwide.

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Mobius Presents at the Kaufman Bros. Eighth Annual Investor Conference: On
September 7, 2005, the management of Mobius presented to investors at the Kaufman Bros. Eighth Annual Investor Conference at The W Hotel in New York, NY. The presentation was also available via Webcast.

Conference Call Information
---------------------------

Mobius will hold its quarterly conference call today at 10:00 AM EST to discuss its fiscal first quarter 2006 results. Interested persons wishing to listen to the conference call via Webcast may access it at:


http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=113759&eventID=
1146154
-------------------------------------------------------------------------------

The conference call will be available for playback following the live call from approximately 12:00 p.m. (Eastern) on Wednesday, October 26, until 11:59 p.m. (Eastern) on Tuesday, November 1. The number for the replay is 877-519-4471. Callers should enter pin number 6588641.


About Mobius
------------

Mobius Management Systems, Inc. (www.mobius.com) is a leading provider of integrated solutions for total content management (TCM). The company's ViewDirect(R) TCM is a comprehensive suite that integrates content across disparate repositories, supports regulatory compliance, and provides content-enabled applications that automate business processes. Mobius solutions have achieved industry-wide recognition for breadth of functionality, breadth of supported formats, and high-volume, high-demand performance. The Mobius customer base is made up of leading companies across all industries, including more than sixty percent of the Fortune 100. The company, founded in 1981, is headquartered in Rye, New York. Mobius has sales offices in the U.S., Canada, the United Kingdom, France, Germany, Italy, Sweden, the Netherlands, Switzerland, Australia, Japan and Singapore, as well as a network of agents in Central and South America, Europe, Middle East, Africa and Asia.

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Statements contained in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future sales and profitability, as well as product development and/or introductions, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the company's control, which may cause actual results, performance or achievements to differ materially from those projected or implied in such forward-looking statements. Important factors that might affect actual results, performance or achievements include, among other things, statements regarding market acceptance of Mobius's new and existing products, ability to manage expenses, fluctuations in period to period results, seasonality, uncertainty of future operating results, cost of compliance with the Sarbanes-Oxley Act, long and unpredictable sales cycles, technological change, extended payment risk, product concentration, competition, international sales and operations, expansion of indirect channels, sufficient revenue from professional services, protection of intellectual property, dependence on licensed technology, risk of product defects, product liability, management of growth, dependence on executive management, other key employees and subcontractors, concerns about transaction security on the Internet, factors affecting valuation of stock option expense, changes in prevailing equity-based compensation practices, general conditions in the economy and the impact of recently enacted or proposed regulations. These risks and uncertainties are described in detail from time to time in Mobius's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on September 9, 2005, and its Quarterly Reports on Form 10-Q. Mobius accepts no obligation to update these forward-looking statements and does not intend to do so.

                                       ###

ViewDirect and DocumentDirect are registered trademarks of Mobius Management Systems, Inc. All other trademarks are property of their respective owners.

                               (Tables to follow)


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                         MOBIUS MANAGEMENT SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (unaudited, in thousands, except per share data)


                                                           Three Months Ended
                                                         9/30/05        9/30/04
                                                        --------       --------

Revenues:
   Software license                                     $  8,995       $  6,204
   Maintenance                                            10,679         10,003
   Professional service and other                          1,747            921
                                                        --------       --------
     Total revenues                                       21,421         17,128
                                                        --------       --------

Cost of revenues:
   Software license                                          285            216
   Maintenance                                             1,865          2,079
   Professional service and other                          1,386            840
                                                        --------       --------
     Total cost of revenues                                3,536          3,135
                                                        --------       --------

Gross profit                                              17,885         13,993
                                                        --------       --------

Operating expenses:
   Sales and marketing                                     9,210          8,128
   Research and development                                5,521          5,646
   General and administrative                              3,257          2,712
                                                        --------       --------
     Total operating expenses                             17,988         16,486
                                                        --------       --------

Loss from operations                                        (103)        (2,493)

Miscellaneous income, net                                    595            561
                                                        --------       --------
Income (loss) before income taxes                            492         (1,932)
Provision for (benefit from) income taxes                    177           (659)
                                                        --------       --------

Net income (loss)                                       $    315       $ (1,273)
                                                        ========       ========

Basic weighted average shares                             18,555         18,300
Basic earnings (loss) per share                         $   0.02       $  (0.07)
Diluted weighted average shares                           19,660         18,300
Diluted earnings (loss) per share                       $   0.02       $  (0.07)

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                         MOBIUS MANAGEMENT SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS
                            (unaudited, in thousands)


                                                           9/30/05       6/30/05
                                                           -------       -------
Assets:
Current Assets:
  Cash and cash equivalents                                $33,839       $33,726
  Accounts receivable, net                                  10,712        10,519
  Software license installments, current                    12,579        12,926
  Other current assets                                       2,749         2,310
                                                           -------       -------
Total Current Assets                                        59,879        59,481

Property and equipment, net                                  3,954         3,663
Software license installments, non-current                  17,305        17,991
Deferred income taxes, non-current                           4,970         5,217
Other non-current assets                                     3,801         3,963
                                                           -------       -------

Total Assets                                               $89,909       $90,315
                                                           =======       =======

Liabilities & Stockholders' Equity
Current Liabilities:
  Accounts payable and accrued expenses                    $13,500       $14,363
  Deferred revenues, current                                23,623        23,344
  Deferred income taxes, current                             5,071         5,229
                                                           -------       -------
Total Current Liabilities                                   42,194        42,936

Deferred revenues, non-current                               2,704         3,091
Other non-current liabilities                                  721           721

Total Stockholders' Equity                                  44,290        43,567
                                                           -------       -------

Total Liabilities and Stockholders' Equity                 $89,909       $90,315
                                                           =======       =======